Exhibit 10.7

AGREEMENT

AGREEMENT made and entered into this 31st day of October, 2002, by and between Bonitta J. Fena, herein referred to as “Landlord,” and Hibbing Electronics Corporation, a Minnesota corporation, d/b/a Reptron Manufacturing Services, herein referred to as “Tenant.”

W I T N E S S E T H:

WHEREAS, on January 1, 1996, Landlord and Tenant entered into a Lease for part of NE1/4 of NE1/4, Section 19, Township 57, Range 20, and part of SE1/4 of SW1/4, Section 18, Township 57, Range 20 (see attached Exhibit “A”) for a term of three (3) years from January 1, 1996, to and including December 31, 1998, with an option to renew said Lease to December 31, 2000, and that Article 26 of said Lease grants to Tenant an option to renew said Lease for two additional terms of five (5) years each; and

WHEREAS, the Tenant previously, on December 18, 1997, exercised its option to renew the above Lease to extend the term to December 31, 2002; and

WHEREAS, it is the desire of the Tenant to exercise its option as provided in the December 18, 1997, Agreement to renew the above Lease to extend the term to December 31, 2007, which extension is agreeable to Landlord.

NOW, THEREFORE, in consideration of the mutual covenants contained herein it is mutually understood and greed by and between the parties hereto as follows:

1. That the Lease dated January 1, 1996, as extended and amended by Agreement dated December 18, 1997, shall be extended so that the term of said Lease shall expire on December 31, 2007.

2. That the Rent as provided in Article 2 of said Lease for the period January 1, 2001 to December 31, 2002, shall be $5,000 per month. The Rent shall be $5,250 per month for the period January 1, 2003 through December 31, 2007.

3. On condition that Tenant shall not then be in default of any of the terms, covenants, and conditions contained in the Lease, Landlord does hereby grant to Tenant an option to renew this Lease for one additional term of five (5) years, upon the same rental, terms, and conditions contained in the Lease (but not the option clause). During said renewal term, January 1, 2008 through December 31, 2012, the Rent shall be $5,500 per month. In order to exercise this option, Tenant shall be obligated to notify the Landlord in writing of the exercise of this option on or before June 30, 2007.

4. Except as modified herein, the basic Lease shall remain in full force and effect and the parties shall be bound by all terms and conditions thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

REPTRON ELECTRONICS, INC.

By	/s/ Paul J. Plante	/s/ Bonitta J. Fena
Its President		Bonitta J. Fena

ACKNOWLEDGEMENTS

STATE OF MINNESOTA	)
) SS
COUNTY OF ST. LOUIS	)

On this 31st day of October, 2002, before me, a Notary Public within and for said County, personally appeared Bonitta J.. Fena, single, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

/s/ Richard K. Sellman
Notary Public-Minnesota
Notary Public
My commission expires: Jan 31, 2005

STATE OF FLORIDA )
) SS
COUNTY OF HILLSBOROUGH )

The foregoing instrument was acknowledged before me this 7th day of November, 2002, by Paul J. Plante, the President of REPTRON ELECTRONICS, INC., a Florida corporation, d/b/a Hibbing Electronics Corporation on behalf of the corporation.

/s/ Sandra A. Logan
Notary Public - Florida
My commission expires: 11-09-2004